Exhibit 99.1

SUBSCRIPTION AGREEMENT

YUMBA RECORDS STORAGE, INC.

Yumba Records Storage, Inc., a Nevada corporation (hereinafter the "Company") and the undersigned (hereinafter the “Subscriber”) agree as follows:

WHEREAS:

A. The Company desires to shares of its common stock at a price of $______ per share (hereinafter the "Shares"); and

B. The Subscriber desires to acquire the number of Shares set forth on the signature page of this Agreement.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set-forth, the parties hereto do hereby agree as follows:

SUBSCRIPTION FOR SHARES

1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company such number of Shares as is set forth upon the signature page hereof at a price equal to $0.001 per share, and the Company agrees to sell such Shares to the Subscriber for said purchase price.  Upon execution, this subscription shall be irrevocable by the Subscriber.

1.2 The purchase price for the Shares subscribed to hereunder is payable by the Subscriber contemporaneously with the execution and delivery of this Subscription Agreement to the Company’s head office, or such other place as the Company shall designate.  Payment can be made either by submitting a personal check, cashier’s check or money order, or by such other consideration that the board deems advisable in its discretion, for the full purchase price of $___ per Share with the executed Subscription Agreement.  Payments shall be made payable to “Yumba Records Storage, Inc.”

REPRESENTATIONS AND WARRANTIES BY SUBSCRIBER

2.1 The Subscriber hereby severally represents and warrants to the Company the following:

(A)	The Subscriber recognizes that the purchase of Shares subscribed to herein involves a high degree of risk in that the Company has only recently been incorporated and may require substantial funds;

(B)	an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares;

(C)
The Subscriber has such knowledge and experience in finance, securities, investments, including investment in non-listed and non registered securities, and other business matters so as to be able to protect its interests in connection with this transaction; and

(D)	The Subscriber acknowledges that no market for the Shares presently exists and none may develop in the future and accordingly the Subscriber may not be able to liquidate the investment.

(E)	The Subscriber certifies that he or she is not a U.S. person and is not acquiring the Shares for the account or benefit of any U.S. person.

(F)
The Subscriber agrees to resell the Shares only in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act of 1933, or pursuant to an available exemption from registration. The Subscriber agrees that he or she will not engage in hedging transactions with regard to the Shares unless those transactions are in compliance with the U.S. Securities Act of 1933.

REPRESENTATIONS BY THE COMPANY

3.1 The Company represents and warrants to the Subscriber that:

(A)
The Company is a corporation duly organized, existing and in good standing under the laws of the State of Nevada and has the corporate power to conduct the business which it conducts and proposes to conduct.

(B)	Upon issue, the Shares will be duly and validly issued, fully paid and non-assessable common shares in the capital of the Company.

TERMS OF SUBSCRIPTION

4.1 Pending acceptance of this subscription by the Company, all funds paid hereunder shall be deposited by the Company and immediately available to the Company for its general corporate purposes.

4.2 Subscriber hereby authorizes and directs the Company to deliver the securities to be issued to such Subscriber pursuant to this Subscription Agreement to the Subscriber’s address indicated herein.

4.3 Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Nevada.

4.4 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

THE SUBSCRIBER CERTIFIES THAT HE HAS READ THIS ENTIRE SUBSCRIPTION AGREEMENT AND THAT EVERY STATEMENT MADE BY THE SUBSCRIBER HEREIN IS TRUE AND COMPLETE.

SUBSCRIBER SIGNATURE

The undersigned, desiring to subscribe for the number of Shares of Yumba records Storage, Inc., (the “Company”) as is set forth below, acknowledges that he/she has received and understands the terms and conditions of the Subscription Agreement attached hereto and that he/she does hereby agree to all the terms and conditions contained therein.

IN WITNESS WHEREOF, this Subscription Agreement is executed as of the ___ day of ___________, 20___.

Number of Shares Subscribed For:
Total Amount of Subscription
Signature of Subscriber:
Name of Subscriber:
Address of Subscriber:

ACCEPTED BY: YUMBA RECORDS STORAGE, INC.

Signature of Authorized Signatory:

Name of Authorized Signatory:

Date of Acceptance: